Exhibit 23.2: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our report dated March 13, 2019 relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of Peoples Financial Corporation for the year ended December 31, 2020.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

March 29, 2021